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                                                        Exhibit 99.0


July 6, 1999


Dear Ladies and Gentlemen:

        RE: Access Solutions International, Inc. announces engagement of
            Independent Auditors

Access Solutions International, Inc.'s Board of Directors has engaged the independent audit firm, Carlin, Charron & Rosen, LLP, a member of the SEC Practice Section of the AICPA to audit fiscal years ended June 30, 1997 and 1998. The Company has not, during its fiscal years ended June 30, 1997 and 1998 and the subsequent interim period, consulted with Carlin, Charron and Rosen, LLP, regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements. The change in independent auditors, effective date July 6, 1999 is pursuant to the resignation letter (SEC Filing exhibit 16.2) from PricewaterhouseCoopers, LLP to Registrant dated June 23, 1998.


Very truly yours,

Access Solutions International, Inc.